Hyundai Trademark License Agreement

HYUNDAI CORPORATION

226, 1GA, SINMUNNO, JONGNO-GU, SEOUL, 110-793, KOREA
TEL: 82-2-3901464 FAX:82-2-390-1051 http://www.hyundaicorp.com

TRADEMARK LICENSE AGREEMENT

CONTRACT NO: NB2-LA 110502-JS0 I	DATE: 02 MAY 20l1

THIS TRADEMARK LICENSEE AGREEMENT (“Agteement”) is made by and between

1.	Hyundai Corporation, a company duly incorporated and existing under the laws of Korea and having its principal place of business at 226, lGA, Sinmunno, Jongno-Gu, Seoul, Korea (“Licensor”); and

2.
SGreenTech Holdings Limited, a Company duly incorporated and existing under the laws of Hong Kong and having its principal place of business at Room 01,13,F, Hung Tai industrial Building 37 Hung To Road, Kwun Tong, Kowloon, Hong Kong (“Licensee”).

The Parties hereby agree that the Licensor appoints the Licensee as its licensee and grants the Licensee the trademark license as follows:
Licensed Trademarks	[As set forth in the Annex 1 hereof.]

Licensed Products	[As underlined among the Products listed in the Annex 2 hereof.]

Territory	[People’s Republic of China]

Term	1st Term: May 2, 201l to May 01, 2012
2nd Term: May 2, 2012 to May 01, 2013
3rd Term: May 2, 2013 to May 01, 2014
One time Royalty Without Minimum	1st year: USD450,000 (USD Four hundred & fifty thousand)
Sales Quantities	2nd year: USD450,000 (USD Four hundred & fifty thousand)
3nd year: USD450,000 (USD Four hundred & fifty thousand)

The terms and conditions on the next pages shall form part of this Agreement. If the terms and conditions on next pages contradict the terms and conditions contained on this cover page and the attached pages of the Annexes of this Agreement, then the latter shall prevail.

HYUNDAI CORPORATION	SGreenTech Holdings Limited

NAME: Seungho Chang	NAME: IN Nany Sing Charlie
TITLE: General Manager	TITLE: Executive Director